Exhibit 4.27
                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made this ___ day of March 2003, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or "Company"), and Steve Illes ("Buyer").

                                   Background

         As more fully set forth herein, Buyer has purchased from the Company 1,000,000 shares of Common Stock of USA (the "Securities") for $.10 per share, for an aggregate of $100,000. Buyer shall also be entitled to warrants to purchase up to 4,000,000 shares of common stock at $.10 per share until August 30, 2003.
                                    Agreement

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subscription. Buyer hereby purchases the Securities from the Company and the Company hereby sells and issues the Securities to Buyer. In full payment for the Securities, Buyer has already delivered to USA a check payable to USA in the amount of $100,000. Buyer shall also be entitled to warrants to purchase up to 4,000,000 shares of common stock at $.10per share until August 30, 2003.

         USA shall at its cost and expense prepare and file and thereafter use its best efforts to have declared effective, an appropriate Registration Statement with the Securities and Exchange Commission registering all of the Securities for resale by the holder under the Securities Act of 1933, as amended ("Act"). In this regard, the Securities shall be included in the pending Registration Statement of the Company on Form SB-2 previously filed with the Securities and Exchange Commission on November 5, 2002 (file no. 333-101032). The Company shall use its best efforts to have the registration statement maintained effective until the earlier of (i) one year from the effective date thereof, or (ii) the date that all of the Securities are resold pursuant to the registration statement or otherwise.

         2. Verification of Status as "Accredited Investor". Buyer hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the Act because Buyer is a corporation or partnership not formed for the specific purpose of acquiring the Securities or Additional Securities with total assets in excess of $5,000,000.

         3. Representations And Warranties of the Company. The Company hereby makes the following representations and warranties to Buyer:

                  (a) Issuance of Securities. Subject to approval by the Board of Directors of USA, the issuance of each of the Securities and the Additional Securities has been duly authorized by USA, and when issued will be validly issued. Each of the Securities and Additional Securities when issued will be fully paid and non-assessable.

                  (b) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power, authority and licensing to own, operate and lease its properties and carry on its business as now being conducted.

                  (c) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been or will be duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to carry out the transactions contemplated hereby.

         4. Representations by Buyer. Buyer represents and warrants to the Company as follows:

                  (a) Buyer has received, read and understands the provisions of each of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; (iii) the Company's Registration Statement on Form SB-2 (File No. 333-101032) filed on November 6, 2002 with the Securities and Exchange Commission; and (iv) the Risk Factors section incorporated by reference herein in
         Section 4(f) hereof. Buyer understands that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials".

                  (b) Buyer has relied only upon the information presented and contained in the Offering Materials. Buyer has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Securities or Additional Securities offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. Buyer has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

                  (c) Buyer understands that it is subscribing for the Securities and Additional Securities without being furnished any literature or prospectus in connection with the offering of the Securities and Additional Securities other than the Offering Materials, and that the offering of the Securities presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of his residence.

                  (d) Buyer understands (i) that neither the Securities nor the Additional Securities has been registered under the Act or registered or qualified under the securities laws of the state of domicile of Buyer; (ii) that except as otherwise provided herein, Buyer has no right to require such registration or qualification; and (iii) that therefore Buyer must bear the economic risk of the investment for an indefinite period of time because neither the Securities nor Additional Securities may be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

         Although the Company has agreed to use its best efforts to register for resale the Securities with the Securities and Exchange Commission, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Securities would not be registered for resale under the Act, and could only be sold by the holder in reliance upon exemptions from registration under the Act.

                  (e) Subject to being resold pursuant to an effective registration statement, the Securities and the Additional Securities are being purchased for Buyer's own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock of USA is currently traded on the OTC Bulletin Board under the symbol USTT, Buyer also understands that there may not be any established public trading market for the sale of the Securities or Additional Securities.

                  (f) Buyer recognizes that the purchase of the Securities or Additional Securities involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the Form SB-2 Registration Statement of the Company (File No. 333-101032) filed with the Securities and Exchange Commission on November 6, 2002, all of which are incorporated herein by reference.

                  (g) Subject to the registration rights set forth above, Buyer understands that its right to transfer the Securities or Additional Securities will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards). Buyer is familiar with Regulation M promulgated under the Act and agrees to comply with its obligations thereunder.

                  (h) All information which Buyer has provided to the Company including, but not limited to, its tax identification number, its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Stock Purchase Agreement. Buyer understands that USA will rely in a material degree upon the representations contained herein.

                  (i) Buyer maintains a principal place of business at the address shown on the signature page of this Stock Purchase Agreement, at which address Buyer has subscribed for the Shares.

                  (j) Buyer understands that legends may be placed on any certificate representing the Securities and Additional Securities substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

                  (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by Buyer.

         5. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

         6. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

         7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder. This Agreement is subject to the approval by the Board of Directors of USA and unless so approved within 5 days after the date hereof, this Agreement shall become null and void.

         8. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement the date first above written.

                                                              BUYER:


Witness:/s/Elizabeth Illes         /s/ Steve Illes
                                   Print Name:
                                   Title: Investor

                                   Address:

                                   15 Chaumont

                                   Mission Viejo

                                   CA 92672


                                   Tax Identification Number:

                                   -------------------------


                                   USA TECHNOLOGIES, INC.

                                   By:/s/ George R. Jensen, Jr.
                                     ----------------------------
                                     George R. Jensen, Jr.,
                                     Chief Executive Officer